                                                          Exhibit No. EX-99.4(c)

                             PLAN OF REORGANIZATION

     This  PLAN OF  REORGANIZATION  (the  "Plan"),  made as of this  19th day of
February  2004, is adopted by Delaware  Group Equity Funds II (the  "Trust"),  a
statutory  trust  created  under  the laws of the  State of  Delaware,  with its principal place of business at One Commerce Square,  Philadelphia,  Pennsylvania
19103, on behalf of two of its series,  Delaware Decatur Equity Income Fund (the
"Decatur  Equity  Income  Fund"),  and  Delaware  Growth  and  Income  Fund (the
"Acquired Fund").

     The reorganization  (hereinafter referred to as the "Reorganization")  will
consist  of:  (i)  the   acquisition  by  the  Decatur  Equity  Income  Fund  of
substantially  all of the property,  assets and goodwill of the Acquired Fund in exchange  solely for (a) shares of  beneficial  interest,  no par value,  of the
Decatur  Equity  Income  Fund - Class A  ("Decatur  Equity  Income  Fund Class A
Shares"), (b) shares of beneficial interest, no par value, of the Decatur Equity
Income Fund - Class B ("Decatur Equity Income Fund Class B Shares"),  (c) shares of beneficial interest,  no par value, of the Decatur Equity Income Fund - Class
C  ("Decatur  Equity  Income  Fund Class C  Shares"),  (d) shares of  beneficial interest,  no par value,  of the Decatur  Equity Income Fund - Class R ("Decatur
Equity Income Fund Class R Shares"),  (e) shares of beneficial interest,  no par value of the Decatur Equity Income Fund - Institutional  Class ("Decatur  Equity
Income Fund Institutional Class Shares"),  and (f) the assumption by the Decatur
Equity  Income Fund of all of the  liabilities  of the Acquired  Fund;  (ii) the
distribution   of  (a)  Decatur  Equity  Income  Fund  Class  A  shares  to  the shareholders of Acquired Fund - Class A Shares ("Acquired Fund Class A Shares"),
(b) Decatur  Equity Income Fund Class B Shares to the  shareholders  of Acquired
Fund - Class B Shares  ("Acquired  Fund Class B  Shares"),  (c)  Decatur  Equity
Income Fund Class C Shares to the shareholders of Acquired Fund - Class C Shares
("Acquired Fund Class C Shares"),  (d) Decatur Equity Income Fund Class R Shares
to the  shareholders  of Acquired Fund - Class R Shares  ("Acquired Fund Class R
Shares"),  and (e) Decatur Equity Income Fund Institutional  Class Shares to the
shareholders  of Acquired  Fund -  Institutional  Class Shares  ("Acquired  Fund
Institutional  Class  Shares"),  according  to  their  respective  interests  in complete  liquidation  of the Acquired  Fund;  and (iii) the  dissolution of the
Acquired Fund as soon as practicable after the closing (as referenced in Section
3, hereof,  hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

     1.   Sale  and  Transfer  of  Assets  and   Liabilities,   Liquidation  and
          Dissolution of the Acquired Fund
          ----------------------------------------------------------------------

     (a) Subject to the terms and conditions of this Plan, the Trust,  on behalf of the Acquired  Fund,  will sell,  convey,  transfer and deliver to the Decatur
Equity  Income  Fund,  at the  Closing  provided  for in  Section  3, all of the liabilities,  debts,  obligations  and duties of any  nature,  whether  accrued, absolute,  contingent or otherwise  ("Liabilities") and the then existing assets of the Acquired Fund as of the close of business  (which  hereinafter  shall be, unless  otherwise  noted,  the  regular  close of business of the New York Stock
Exchange, Inc. ("NYSE")) ("Close of Business") on the valuation date (as defined in Section 3 hereof, hereinafter called the "Valuation Date"), free and clear of all liens, encumbrances,  and claims whatsoever (other than shareholders' rights of redemption and such  restrictions  as might arise under the Securities Act of
1933, as amended (the "1933 Act"), with respect to privately placed or otherwise restricted  securities  that the Acquired Fund may have acquired in the ordinary course  of  business),  except  for  cash,  bank  deposits,  or cash  equivalent securities in an estimated amount necessary (1) to pay the Acquired Fund's costs and expenses of carrying out this Plan  (including,  but not limited to, fees of counsel  and  accountants,  and  expenses  of its  liquidation  and  dissolution contemplated  hereunder),  which costs and expenses  shall be established on the books of the Acquired  Fund as liability  reserves,  (2) to discharge all of the
Acquired  Fund's  Liabilities  on its  books  at the  Close of  Business  on the
Valuation Date including,  but not limited to, its income  dividends and capital gains  distributions,  if any, payable for any period prior to, and through, the
Close of Business on the Valuation  Date, and excluding  those  liabilities  and obligations  that would  otherwise be discharged at a later date in the ordinary course of business,  and (3) to pay such contingent  liabilities as the trustees of the Trust shall  reasonably  deem to exist against the Acquired Fund, if any, at the Close of Business on the Valuation  Date, for which  contingent and other appropriate liability reserves shall be established on the books of the Acquired
Fund (hereinafter "Net Assets"). The Acquired Fund shall also retain any and all rights that it may have over and against any person that may have  accrued up to and including the Close of Business on the Valuation  Date.  The Trust shall use
commercially   reasonable  efforts  to  identify  all  of  the  Acquired  Fund's
Liabilities  prior to the  Valuation  Date and shall  discharge  all such  known
Liabilities on or prior to the Valuation Date.

     (b)  Subject  to the terms and  conditions  of this Plan,  the Trust  shall assume the Liabilities,  on behalf of the Decatur Income Fund, and shall deliver to the  Acquired  Fund:  (i) the number of Decatur  Equity  Income  Fund Class A
Shares,  determined  by dividing the net asset value per share of Acquired  Fund
Class A Shares  as of the Close of  Business  on the  Valuation  Date by the net
asset value per share of Decatur  Equity  Income Fund Class A Shares as of Close
of Business on the Valuation  Date, and  multiplying the result by the number of outstanding  shares of the Acquired  Fund Class A Shares as of Close of Business
on the  Valuation  Date;  (ii) the number of Decatur  Equity Income Fund Class B
Shares,  determined  by dividing the net asset value per share of Acquired  Fund
Class B Shares as of Close of  Business on the  Valuation  Date by the net asset value per share of  Decatur  Equity  Income  Fund  Class B Shares as of Close of
Business on the  Valuation  Date,  and  multiplying  the result by the number of outstanding  shares of  Acquired  Fund Class B Shares as of Close of Business on
the  Valuation  Date;  (iii) the number of Decatur  Equity  Income  Fund Class C
Shares,  determined  by dividing the net asset value per share of Acquired  Fund
Class C Shares as of Close of  Business on the  Valuation  Date by the net asset value per share of  Decatur  Equity  Income  Fund  Class C Shares as of Close of
Business on the  Valuation  Date,  and  multiplying  the result by the number of outstanding  shares of  Acquired  Fund Class C Shares as of Close of Business on
the  Valuation  Date;  (iv) the number of  Decatur  Equity  Income  Fund Class R
Shares,  determined  by dividing the net asset value per share of Acquired  Fund
Class R Shares as of Close of  Business on the  Valuation  Date by the net asset value per share of  Decatur  Equity  Income  Fund  Class R Shares as of Close of
Business on the  Valuation  Date,  and  multiplying  the result by the number of outstanding  shares of  Acquired  Fund Class R Shares as of Close of Business on
the  Valuation   Date;  and  (v)  the  number  of  Decatur  Equity  Income  Fund
Institutional Class Shares, determined by dividing the net asset value per share of  Acquired  Fund  Institutional  Class  Shares as of Close of  Business on the
Valuation  Date by the net asset value per share of Decatur  Equity  Income Fund
Institutional  Class Shares as of Close of Business on the Valuation  Date,  and
multiplying  the result by the number of  outstanding  shares of  Acquired  Fund
Institutional  Class Shares as of Close of Business on the Valuation  Date.  All
such values  shall be  determined  in the manner and as of the time set forth in
Section 2 hereof.

     (c) As soon as practicable  following the Closing, the Trust shall dissolve the Acquired Fund and distribute pro rata to the Acquired Fund's shareholders of record  as of the  Close of  Business  on the  Valuation  Date,  the  shares  of beneficial  interest of the Decatur  Equity Income Fund received by the Acquired
Fund  pursuant to this Section 1. Such  dissolution  and  distribution  shall be accomplished  by the  establishment  of  accounts  on the share  records  of the
Decatur Equity Income Fund of the type and in the amounts due such  shareholders pursuant to this Section 1 based on their  respective  holdings of shares of the
Acquired  Fund as of the Close of Business  on the  Valuation  Date.  Fractional
shares of beneficial interest of the Decatur Equity Income Fund shall be carried to the third decimal  place.  Unless  requested,  no  certificates  representing shares of beneficial  interest of the Decatur  Equity Income Fund will be issued to  shareholders  of the  Acquired  Fund  Shares  irrespective  of whether  such shareholders hold their shares in certificated form.

     (d) At the  Closing,  each  shareholder  of record  of the  Trust  shall be entitled to surrender  the same to the transfer  agent for the Trust and request in exchange  therefor a certificate or certificates  representing  the number of whole shares of beneficial  interest of the class of Decatur  Equity Income Fund shares  into  which the  corresponding  shares  of  beneficial  interest  of the
Acquired Fund  theretofore  represented by the  certificate or  certificates  so surrendered  shall have been converted.  Certificates  for fractional  shares of beneficial interest of the Trust shall not be issued, but such fractional shares shall  continue to be carried by the Trust in book entry form for the account of such shareholder.  Until so surrendered,  each outstanding  certificate,  which, prior to Closing,  represented  shares of  beneficial  interest of the  Acquired
Fund,  shall be deemed for all Decatur  Equity  Income Fund purposes to evidence ownership of the number of shares of beneficial  interest of the Decatur  Equity
Income Fund into which the shares of  beneficial  interest of the Acquired  Fund
(which prior to Closing were represented thereby) have been converted.

     (e) At the Closing,  each  shareholder of record of the Acquired Fund as of the record date (the  "Distribution  Record  Date")  with  respect to any unpaid dividends  and other  distributions  that were  declared  prior to the  Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid  dividends  and  distributions  with respect  to the  shares  of the  Acquired  Fund  that  such  person  had on such
Distribution Record Date.

     2.   Valuation
          ---------

     (a) The value of the  Acquired  Fund's  Net  Assets to be  acquired  by the
Decatur Equity Income Fund  hereunder  shall be computed as of Close of Business on the Valuation  Date using the valuation  procedures set forth in the Acquired
Fund's currently effective prospectus and statement of additional information.

     (b) The net asset  value of a share of  beneficial  interest of the Decatur
Equity  Income Fund Class A Shares,  Decatur  Equity Income Fund Class B Shares,
Decatur  Equity Income Fund Class C Shares,  Decatur  Equity Income Fund Class R
Shares and  Decatur  Equity  Income Fund  Institutional  Class  Shares  shall be determined to the nearest full cent as of the Close of Business on the Valuation
Date using the  valuation  procedures  set forth in the  Decatur  Equity  Income
Fund's currently effective prospectus and statement of additional information.

     (c) The net asset value of a share of  beneficial  interest of the Acquired
Fund Class A Shares, Acquired Fund Class B Shares, Acquired Fund Class C Shares,
Acquired Fund Class R Shares and Acquired Fund Institutional  Class Shares shall be  determined  to the  nearest  full  cent as of the Close of  Business  on the
Valuation  Date,  using the  valuation  procedures  as set forth in the Acquired
Fund's currently effective prospectus and statement of additional information.

     3.   Closing and Valuation Date
          --------------------------

     The Valuation Date shall be March 26, 2004, or such later date as the Trust may  designate.  The  Closing  shall take place at the  principal  office of the
Trust, One Commerce Square,  Philadelphia,  Pennsylvania  19103 at approximately
9:00 a.m.  Eastern time on the first business day following the Valuation  Date.
Notwithstanding  anything  herein  to the  contrary,  in the  event  that on the
Valuation Date (a) the NYSE shall be closed to trading or trading  thereon shall be  restricted  or (b) trading or the  reporting of trading on such  exchange or elsewhere  shall be  disrupted so that,  in the judgment of the Trust,  accurate appraisal  of the value of the net assets of the  Acquired  Fund or the  Decatur
Equity Income Fund is impracticable, the Valuation Date shall be postponed until the first  business day after the day when trading shall have been fully resumed without  restriction  or  disruption,  reporting  shall have been  restored  and accurate  appraisal of the value of the net assets of the Acquired  Fund and the
Decatur  Equity  Income Fund is  practicable  in the judgment of the Trust.  The
Trust shall have  provided for delivery as of the Closing of those Net Assets of the  Acquired  Fund  to be  transferred  to the  Decatur  Equity  Income  Fund's
Custodian,  JPMorgan Chase Bank, 4 Chase Metrotech Center,  Brooklyn,  NY 11245.
Also,  the Trust shall deliver at the Closing a list (which may be in electronic form) of names and addresses of the  shareholders of record of its Acquired Fund
Shares,  and the number of full and fractional shares of beneficial  interest of such  classes  owned by each such  shareholder,  indicating  thereon  which such shares are  represented  by  outstanding  certificates  and which by  book-entry accounts,  all as of the Close of Business on the Valuation  Date,  certified by its transfer agent, or by its President or  Vice-President  to the best of their knowledge  and  belief.  The Trust  shall  issue and  deliver a  certificate  or certificates  evidencing the registered shares of the Decatur Equity Income Fund to be delivered at the Closing to said transfer  agent or provide  evidence that such shares of beneficial  interest of the Decatur  Equity Income Fund have been registered in an open account on the books of the Decatur Equity Income Fund.

     4.   Necessary Findings of Fact by the Trust on behalf of the Acquired Fund
          ----------------------------------------------------------------------

     The Trust hereby  designates the following  findings of fact as a necessary pre-condition to the consummation of the Reorganization:

     (a) The  Trust is  authorized  to issue an  unlimited  number  of shares of beneficial  interest of the Acquired Fund, with no par value.  Each  outstanding share of the Acquired Fund is validly issued, fully paid, non-assessable and has full voting rights and,  except for any such shares sold pursuant to the private
offering   exemption  for  purposes  of  raising  initial  capital,   is  freely
transferable.

     (b) The financial statements appearing in the Acquired Fund's Annual Report to Shareholders for the fiscal year ended November 30, 2003, audited by Ernest &
Young, LLP, and any unaudited financial statements, fairly present the financial position of the Acquired Fund as of the date  indicated,  and the results of its operations  for the period  indicated,  in conformity  with  generally  accepted accounting principles applied on a consistent basis.

     (c) The books and records of the Acquired  Fund are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquired Fund.

     (d) The statement of assets and liabilities to be furnished by the Trust as of the Close of Business on the  Valuation  Date for the purpose of  determining the number of shares of beneficial interest of the Decatur Equity Income Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of the Acquired  Fund and  outstanding  shares of beneficial  interest,  as of such date, in conformity with generally accepted  accounting  principles applied on a consistent basis.

     (e) At the Closing, the Trust will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature  whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (f) The  Trust  has  elected  to treat  the  Acquired  Fund as a  regulated investment  company  ("RIC") for  federal  income tax  purposes  under Part I of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  the
Acquired  Fund is a "fund" as  defined  in Section  851(g)(2)  of the Code,  has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing,  and consummation of the  transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5.   Necessary  Findings  of Fact by the  Trust on  behalf  of the  Decatur
          Equity Income Fund
          ----------------------------------------------------------------------

     The Trust hereby  designates the following  findings of fact as a necessary pre-condition to the consummation of the Reorganization:

     (a) The  Trust is  authorized  to issue an  unlimited  number  of shares of beneficial interest,  without par value, of the Decatur Equity Income Fund. Each
outstanding   share  of  the   Decatur   Equity   Income  Fund  is  fully  paid,
non-assessable  and has full  voting  rights  and,  except for any  shares  sold pursuant to the  private  offering  exemption  for  purposes of raising  initial capital,  is freely  transferable.  The  shares of  beneficial  interest  of the
Decatur Equity Income Fund to be issued  pursuant to Section 1 hereof will, upon their  issuance,  be validly  issued and fully paid and  non-assessable,  freely transferable and have full voting rights.

     (b) At the  Closing,  each class of shares of  beneficial  interest  of the
Decatur  Equity Income Fund to be issued  pursuant to this Plan will be eligible
for  offering  to  the  public  in  those  states  of  the  United   States  and
jurisdictions  in which the  corresponding  class of shares of the Acquired Fund are  presently  eligible for offering to the public,  and there are an unlimited number of shares  registered  under the 1933 Act such that there is a sufficient number of such shares to permit the  transfers  contemplated  by this Plan to be consummated.

     (c) The statement of assets and  liabilities  of the Decatur  Equity Income
Fund to be furnished  by the Trust as of the Close of Business on the  Valuation
Date for the purpose of determining the number of shares of beneficial  interest of the Decatur Equity Income Fund to be issued pursuant to Section 1 hereof will accurately  reflect  the net  assets  of the  Decatur  Equity  Income  Fund  and outstanding shares of beneficial  interest,  as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) At the Closing, the Trust will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (c) above, free and clear of all liens or encumbrances of any nature  whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (e) The books and  records of the Decatur  Equity  Income Fund are true and correct in all material respects and contain no material  omissions with respect to the business and operations of the Decatur Equity Income Fund.

     (f) The Trust has  elected to treat the  Decatur  Equity  Income  Fund as a regulated  investment company ("RIC") for federal income tax purposes under Part
I of  Subchapter M of the Code,  the Decatur  Equity  Income Fund is a "fund" as defined  in  Section  851(g)(2)  of the Code,  has  qualified  as a RIC for each taxable  year since its  inception  and will qualify as a RIC as of the Closing, and consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     6.   Necessary Findings of Fact by the Trust on behalf of the Acquired Fund and the Decatur Equity Income Fund
          ----------------------------------------------------------------------

     The Trust hereby  designates the following  findings of fact as a necessary pre-condition to the consummation of the Reorganization:

     (a) The Trust is a statutory  trust  created under the laws of the State of
Delaware on December 17,  1998,  and is validly  existing  and in good  standing under the laws of that  State.  The Trust,  of which the  Acquired  Fund and the
Decatur Equity Income Fund are separate  series,  is duly  registered  under the
Investment  Company Act of 1940,  as amended  (the "1940  Act") as an  open-end, management  investment company. Such registration is in full force and effect as of the date  hereof and will be in full force and effect as of the  Closing  and all of its shares  sold have been sold  pursuant  to an  effective  registration statement  filed under the 1933 Act,  except for any shares sold pursuant to the private  offering  exemption for the purpose of raising initial cap(b) The Trust has the  necessary  power and authority to conduct its business and the business of the Acquired Fund and Decatur  Equity Income Fund as such  businesses are now being conducted.

     (b) The Trust is not a party to or  obligated  under any  provision  of its
Plan and Declaration of Trust,  By-Laws,  or any material  contract or any other material  commitment  or  obligation,  and is not subject to any order or decree that would be violated by its execution of or performance under this Plan.

     (c) The Trust has full power and  authority  to enter into and  perform its obligations  under this Plan,  subject to approval of the  Reorganization by the
Acquired Fund's  shareholders.  Except as provided in the immediately  preceding sentence, the execution, delivery and performance of this Plan have been validly authorized,  executed and delivered by it, and this Plan  constitutes its legal, valid and  binding  obligation  enforceable  against it in  accordance  with its terms,  subject  as to  enforcement  to the  effect of  bankruptcy,  insolvency, reorganization,  arrangement among creditors, moratorium, fraudulent transfer or conveyance,  and other  similar  laws of general  applicability  relating  to or affecting creditor's rights and to general equity principles.

     (d) The Trust does not have any unamortized or unpaid  organizational  fees or expenses.

     (e) Neither the Trust,  the Acquired Fund nor Decatur Equity Income Fund is
under the  jurisdiction  of a Court in a Title 11 or  similar  case  within  the meaning of Section 368(a)(3)(A) of the Code.

     (f) Except as discussed in its currently effective prospectus, there are no legal,  administrative or other proceedings or investigations against it, or, to its knowledge, threatened against it, that would materially affect its financial condition or its ability to consummate  the  transactions  contemplated  by this
Plan.  It is not  charged  with  or,  to its  knowledge,  threatened  with,  any violation or  investigation  of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative  ruling relating to any aspect of its business.

     (g)  There are no known  actual or  proposed  deficiency  assessments  with respect to any taxes payable by it.

     (h) It has duly and  timely  filed,  on  behalf  of the  Acquired  Fund and
Decatur Equity Income Fund, as  appropriate,  all Tax (as defined below) returns and reports (including  information returns),  which are required to be filed by the  Acquired  Fund or Decatur  Equity  Income  Fund,  and all such  returns and reports  accurately  state the amount of Tax owed for the periods covered by the returns,  or, in the case of  information  returns,  the amount and character of income  required to be reported by the Acquired  Fund or Decatur  Equity  Income
Fund.  On behalf of the Acquired  Fund or the Decatur  Equity  Income  Fund,  as
appropriate,  it has paid or made provision and properly accounted for all Taxes
(as defined  below) due or properly shown to be due on such returns and reports.
The  amounts  set up as  provisions  for Taxes in the books and  records  of the
Acquired Fund or Decatur Equity Income Fund, as appropriate,  as of the Close of
Business  on the  Valuation  Date will,  to the  extent  required  by  generally accepted  accounting  principles,  be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by the Acquired  Fund or Decatur  Equity  Income  Fund,  as
appropriate, for any periods or fiscal years prior to and including the Close of
Business on the Valuation Date,  including all Taxes imposed before or after the
Close of Business on the Valuation Date that are attributable to any such period or fiscal year. No return filed by it, on behalf of the Acquired Fund or Decatur
Equity Income Fund, as  appropriate,  is currently being audited by the Internal
Revenue Service or by any state or local taxing authority. As used in this Plan,
"Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or  political  subdivision  or  authority  thereunder)  income,  gross receipts,  excise,  sales,  use, value added,  employment,  franchise,  profits, property,  ad valorem or other taxes, stamp taxes and duties, fees,  assessments or charges,  whether  payable  directly  or by  withholding,  together  with any interest and any penalties,  additions to tax or additional  amounts  imposed by any  taxing  authority  (foreign  or  domestic)  with  respect  thereto.  To its knowledge,  there  are no  levies,  liens  or  encumbrances  relating  to  Taxes existing,  threatened or pending with respect to the assets of the Acquired Fund or Decatur Equity Income Fund, as appropriate.

     (i) All information  provided by the Trust for inclusion in, or transmittal with,  the Combined  Proxy  Statement and  Prospectus  with respect to this Plan pursuant to which  approval of the Acquired  Fund  shareholders  will be sought, shall not contain any untrue  statement of a material  fact,  or omit to state a material  fact  required  to be  stated  in order to make  the  statements  made therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading.

     (j) Except with respect to the approval of the Acquired Fund's shareholders of the  Plan,  no  consent,  approval,  authorization  or order of any  court or governmental  authority,  or of any other person or entity,  is required for the consummation of the  transactions  contemplated  by this Plan,  except as may be required by the 1933 Act, the  Securities  Exchange Act of 1934, as amended (the
"1934 Act"), the 1940 Act, or state securities laws or Delaware  statutory trust laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

     7.   Obligations of the Trust on behalf of the Acquired Fund
          --------------------------------------------------------

     (a) The Trust shall  operate  business of the  Acquired  Fund as  presently conducted between the date hereof and the Closing.

     (b) The Trust, on behalf of the Acquired Fund, shall not acquire the shares of  beneficial  interest  of the Decatur  Equity  Income Fund for the purpose of making distributions thereof other than to the Acquired Fund's shareholders.

     (c) The Trust  shall  file,  by the  Closing,  all of the  Acquired  Fund's federal  and other Tax  returns  and  reports  required by law to be filed on or before such date and all  federal  and other Taxes shown as due on said  returns shall have  either  been paid or  adequate  liability  reserves  shall have been provided for the payment of such Taxes.

     (d) At the Closing, the Trust shall provide:

          (1) A statement of the respective  tax basis of all  investments to be transferred by the Acquired Fund to the Decatur Equity Income Fund.

          (2) A copy (which may be in electronic form) of the shareholder ledger accounts  including,  without  limitation,  the name,  address and taxpayer identification  number of each shareholder of record,  the number of shares of beneficial interest held by each shareholder,  the dividend reinvestment elections  applicable to each shareholder,  and the backup  withholding and nonresident  alien withholding  certifications,  notices or records on file with the  Acquired  Fund with respect to each  shareholder,  for all of the shareholders  of record of the  Acquired  Fund's  shares as of the Close of
     Business on the Valuation  Date,  who are to become  holders of the Decatur
     Equity  Income  Fund as a result  of the  transfer  of  assets  that is the subject of this Plan,  certified by its transfer  agent or its President or its Vice-President to the best of their knowledge and belief.

     (e) The Board of Trustees of the Trust shall call and the Trust shall hold, a Special Meeting of the Acquired Fund's  shareholders to consider and vote upon this Plan (the  "Special  Meeting")  and the Trust shall take all other  actions reasonably necessary to obtain approval of the transactions contemplated herein.
The Trust  shall  mail to each  shareholder  of record  entitled  to vote at the
Special Meeting at which action on this Plan is to be considered,  in sufficient time to  comply  with  requirements  as to  notice  thereof,  a  Combined  Proxy
Statement  and  Prospectus  that  complies  in all  material  respects  with the applicable provisions of Section 14(a) of the 1934 Act, and Section 20(a) of the
1940 Act, and the rules and regulations promulgated thereunder.

     (f) At the Closing, the Trust shall provide the statement of the assets and liabilities  described  in  Section  4(e) of this  Plan in  conformity  with the requirements described in such Section.

     8.   Obligations of the Trust on behalf of the Decatur Equity Income Fund
          --------------------------------------------------------------------

     (a) The shares of beneficial  interest of the Decatur Equity Income Fund to be issued and  delivered to the Acquired Fund pursuant to the terms of Section 1 hereof shall have been duly authorized as of the Closing and, when so issued and delivered,  shall be registered  under the 1933 Act,  validly issued,  and fully paid and  non-assessable,  and no  shareholder of the Decatur Equity Income Fund shall have any statutory or  contractual  preemptive  right of  subscription  or purchase in respect thereof.

     (b) The Trust shall operate the business of the Decatur  Equity Income Fund as presently conducted between the date hereof and the Closing.

     (c) The Trust shall file, by the Closing,  all of the Decatur Equity Income
Fund's federal and other tax returns and reports  required by law to be filed on or before such date and all federal and other taxes shown as due on said returns shall have  either  been paid or  adequate  liability  reserves  shall have been provided for the payment of such taxes.

     (d) At the  Closing,  the Trust shall  provide the  statement of assets and liabilities  described  in  Section  5(c) of this  Plan in  conformity  with the requirements described in such Section.

     (e) The Trust will file with the U.S.  Securities  and Exchange  Commission
(the  "Commission")  a  Registration  Statement  on Form N-14 under the 1933 Act
("Registration Statement"), relating to the shares of beneficial interest of the
Decatur Equity Income Fund issuable hereunder,  and will use its best efforts to provide  that such  Registration  Statement  becomes  effective  as  promptly as practicable.  At the time such Registration Statement becomes effective,  it (i)
will comply in all material respects with the applicable  provisions of the 1933
Act,  the 1934 Act and the 1940 Act, and the rules and  regulations  promulgated thereunder;  and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements  therein not misleading.  At the time the Registration  Statement becomes effective, at the time of the Acquired Fund's shareholders' meeting, and at the Closing, the prospectus and statement of additional  information included in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements  therein, in the light of the circumstances under which they were made, not misleading.

     9.   Conditions  Precedent  to be  Fulfilled  by the Trust on behalf of the
          Acquired Fund and the Decatur Equity Income Fund
          ----------------------------------------------------------------------

     The  consummation  of this Plan and the  Reorganization  hereunder shall be subject to the following respective conditions:

     (a) That (1) all the necessary  findings of fact contained  herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the  performance  of all  obligations required by this Plan to be performed by the Trust shall have been  performed at or prior to the  Closing;  and (3) the Trust shall have  executed a  certificate signed by the  President or  Vice-President  and by the  Secretary or equivalent officer to the foregoing effect.

     (b) The Trust shall provide a copy of the  resolutions  approving this Plan adopted  by the  Trust's  Board  of  Trustees,  certified  by the  Secretary  or equivalent officer.

     (c) That the  Commission  shall  not have  issued an  unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of the Trust or would prohibit the transactions contemplated hereby.

     (d) That this Plan and the Reorganization and the transactions contemplated hereby shall have been approved by the appropriate action of the shareholders of the Acquired Fund at an annual or special meeting or any adjournment thereof.

     (e)  That  the  Acquired  Fund  shall  have  declared  a  distribution   or
distributions  prior to the  Valuation  Date that,  together  with all  previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary  income and all of its capital gain net income,  if any, for the period  from the close of its last  fiscal  year to the Close of Business on the
Valuation Date, and (ii) any undistributed  ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

     (f) That all  required  consents of other  parties and all other  consents, orders and permits of federal,  state and local authorities  (including those of the  Commission  and of state Blue Sky  securities  authorities,  including  any necessary  "no-action" positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been  obtained,  except where failure to obtain any such consent,  order or permit  would not  involve  risk of  material  adverse  effect on the assets and properties of the Acquired Fund or the Decatur Equity Income Fund.

     (g) That prior to or at the  Closing,  the Trust  shall  receive an opinion from Stradley Ronon Stevens & Young,  LLP ("SRSY") to the effect that,  provided the acquisition  contemplated hereby is carried out in accordance with this Plan and in  accordance  with  customary  representations  provided  by the  Trust in certificates delivered to SRSY:

          (1) The acquisition by the Decatur Equity Income Fund of substantially all of the assets and the  assumption  of the  liabilities  of the Acquired
     Fund in  exchange  solely for the Decatur  Equity  Income Fund shares to be issued  pursuant to Section 1 hereof,  followed by the  distribution by the
     Acquired Fund to its  shareholders of the Decatur Equity Income Fund shares
     in  complete   liquidation  of  the  Acquired  Fund,   will  qualify  as  a
     reorganization within the meaning of Section 368(a)(1) of the Code, and the
     Decatur  Equity  Income Fund and the Acquired Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          (2) No gain or loss will be  recognized  by the Acquired Fund upon the transfer of  substantially  all of its assets to and the  assumption of the liabilities  by the Acquired Fund in exchange  solely for the voting shares of the Decatur Equity Income Fund (to be issued in accordance  with Section
     1 hereof) under Section 361(a) and Section 357(a) of the Code;

          (3) No gain or loss will be  recognized  by the Decatur  Equity Income
     Fund upon the  receipt  by it of  substantially  all of the  assets and the assumption of the  liabilities of the Acquired Fund in exchange  solely for the  voting  shares  of the  Decatur  Equity  Income  Fund (to be issued in accordance with Section 1 hereof) under Section 1032(a) of the Code;

          (4) No gain or loss will be  recognized  by the Acquired Fund upon the distribution  of the Decatur Equity Income Fund shares to the Acquired Fund shareholders  in  accordance  with Section 1 hereof in  liquidation  of the
     Acquired Fund under Section 361(c)(1) of the Code.

          (5) The  basis of the  assets of the  Acquired  Fund  received  by the
     Decatur  Equity Income Fund will be the same as the basis of such assets to the Acquired Fund immediately prior to the exchange under Section 362(b) of the Code;

          (6) The holding  period of the assets of the Acquired Fund received by the Decatur  Equity  Income Fund will include the period  during which such assets were held by the Acquired Fund under Section 1223(2) of the Code;

          (7) No gain or loss  will be  recognized  by the  shareholders  of the
     Acquired  Fund upon the exchange of their  shares in the Acquired  Fund for the  voting  shares  (including  fractional  shares  to  which  they may be entitled)  of the Decatur  Equity  Income Fund (to be issued in  accordance with Section 1 hereof) under Section 354(a) of the Code;

          (8) The basis of the Decatur Equity Income Fund shares received by the
     Acquired Fund  shareholders in accordance with Section 1 hereof  (including fractional  shares to which they may be  entitled)  will be the same as the basis of the shares of the Acquired Fund  exchanged  therefor under Section
     358(a)(1) of the Code;

          (9) The holding  period of the Decatur  Equity  Income  Fund's  shares received by the Acquired  Fund's  shareholders in accordance with Section 1 hereof  (including  fractional  shares to which they may be entitled)  will include the holding  period of the Acquired  Fund's shares  surrendered  in exchange  therefor,  provided  that the Acquired Fund shares were held as a capital asset on the date of the  Reorganization  under Section  1223(l) of the Code; and

          (10) The  Decatur  Equity  Income  Fund will  succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b)
     of the regulations  issued by the United States  Department of the Treasury
     (the "Treasury  Regulations"))  the items of the Acquired Fund described in
     Section  381(c) of the Code,  subject  to the  conditions  and  limitations specified in Sections 381,  382, 383 and 384 of the Code,  and the Treasury
     Regulations.

     (h) That the Trust  shall have  received  an opinion in form and  substance reasonably  satisfactory  to it from SRSY,  counsel to the Trust,  to the effect that,  subject  in  all  respects  to the  effects  of  bankruptcy,  insolvency, arrangement among creditors, moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability  relating to or affecting creditor's rights and to general equity principles:

          (1) The Trust was created as a  statutory  trust under the laws of the
     State of Delaware on December 17, 1998, and is validly existing and in good standing under the laws of the State of Delaware;

          (2) The Trust is an  open-end,  investment  company of the  management type registered as such under the 1940 Act;

          (3) The Trust is authorized to issue an unlimited  number of shares of beneficial interest, without par value, of the Trust, the Acquired Fund and
     Decatur Equity Income Fund.

          (4) Assuming  that the initial  shares of  beneficial  interest of the
     Acquired Fund were issued in accordance with the 1940 Act, and the Plan and
     Declaration  of Trust and  By-Laws  of the  Trust,  and that all other such outstanding  shares of the Acquired Fund were sold,  issued and paid for in accordance  with the terms of the Acquired Fund prospectus in effect at the time of such sales,  each such outstanding  share is validly issued,  fully paid,  non-assessable and has full voting rights and, except for any shares sold  pursuant to the private  offering  exemption  for purposes of raising initial capital, is freely transferable;

          (5) Assuming  that the initial  shares of  beneficial  interest of the
     Decatur Equity Income Fund were issued in accordance  with the 1940 Act and the Trust's Plan and  Declaration of Trust and By-Laws,  and that all other such outstanding shares of the Decatur Equity Income Fund were sold, issued and paid for in  accordance  with the terms of the  Decatur  Equity  Income
     Fund's  prospectus  in  effect  at  the  time  of  such  sales,  each  such outstanding  share is validly issued,  fully paid,  non-assessable  and has full voting rights and,  except for any shares sold pursuant to the private offering  exemption  for  purposes of raising  initial  capital,  is freely transferable;

          (6) Except as  disclosed  in each of the  Acquired  Fund's and Decatur
     Equity Income Fund's currently effective prospectus,  such counsel does not know of any material suit,  action, or legal or  administrative  proceeding pending or threatened  against the Trust, the unfavorable  outcome of which would  materially and adversely  affect the Trust, the Acquired Fund or the
     Decatur Equity Income Fund;

          (7) The shares of  beneficial  interest of the Decatur  Equity  Income
     Fund to be issued  pursuant to the terms of Section 1 hereof have been duly authorized  and, when issued and  delivered as provided in this Plan,  will have been validly issued and fully paid and will be  non-assessable  by the
     Trust or the Decatur Equity Income Fund,  and to such counsel's  knowledge, no shareholder  has any  preemptive  right to  subscription  or purchase in respect thereof;

          (8) To such counsel's knowledge, no consent,  approval,  authorization or order of any court, governmental authority or agency is required for the consummation  by the Trust of the  transactions  contemplated by this Plan, except such as have been  obtained  under the 1933 Act,  the 1934 Act,  the
     1940  Act,  and  Delaware  laws  (including,  in the  case  of  each of the foregoing, the rules and regulations thereunder and such as may be required under state securities laws);

          (9) Neither the  execution,  delivery nor  performance of this Plan by the Trust violates any provision of its Agreement and Declaration of Trust, its By-Laws, or the provisions of any agreement or other instrument,  known to such  counsel  to which  the  Trust is a party or by which  the Trust is otherwise bound; and

          (10) This Plan has been validly authorized,  executed and delivered by the Trust and  represents  the legal,  valid and binding  obligation of the
     Trust and is enforceable against the Trust in accordance with its terms.

     In giving the opinions  set forth above,  SRSY may state that it is relying on  certificates of the officers of the Trust with regard to matters of fact and certain  certifications  and written  statements of governmental  officials with respect to the good standing of the Trust.

     (j) That the Trust's  Registration  Statement with respect to the shares of beneficial  interest of the Decatur  Equity  Income Fund to be  delivered to the
Acquired  Fund's  shareholders  in  accordance  with Section 1 hereof shall have become  effective,  and  no  stop  order  suspending  the  effectiveness  of the
Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  or  shall be in  effect  at the  Closing,  and no proceedings  for the issuance of such an order shall be pending or threatened on that date.

     (k) That the shares of  beneficial  interest of the Decatur  Equity  Income
Fund to be delivered in  accordance  with Section 1 hereof shall be eligible for sale by the  Trust  with  each  state  commission  or  agency  with  which  such eligibility  is required in order to permit the shares  lawfully to be delivered to each Acquired Fund shareholder.

     (l) That at the  Closing,  the  Trust,  on  behalf  of the  Acquired  Fund, transfers to the Decatur Equity Income Fund aggregate Net Assets of the Acquired
Fund  comprising  at least 90% in fair market  value of the total net assets and
70% in fair market value of the total gross assets  recorded on the books of the
Acquired Fund at the Close of Business on the Valuation Date.

     10.  Fees and Expenses; Other Plans
          ------------------------------

     (a) The expenses of entering  into and carrying out the  provisions of this
Plan, whether or not consummated, shall be borne one-third by the Acquired Fund, one-third by Decatur  Equity Income Fund,  and one-third by Delaware  Management
Company, a series of Delaware  Management  Business Trust and investment manager of Decatur Equity Income Fund and the Acquired Fund.

     (b) Any other provision of this Plan to the contrary  notwithstanding,  any liability  of the Trust under this Plan with respect to any series of the Trust, or in connection with the transactions  contemplated  herein with respect to any series of the Trust,  shall be discharged  only out of the assets of that series of the Trust,  and no other  series of the Trust  shall be liable  with  respect thereto.

     11.  Termination; Waiver; Order
          --------------------------

     (a) Anything  contained in this Plan to the contrary  notwithstanding,  the
Trust may  terminate  this Plan and the  Reorganization  may be abandoned at any time  (whether  before or after  adoption  thereof  by the  shareholders  of the
Acquired Fund) prior to the Closing.

     (b) If the transactions contemplated by this Plan have not been consummated by December  31,  2004,  this Plan shall  automatically  terminate on that date, unless a later date is established by the Trust.

     (c) In the event of  termination  of this Plan  pursuant to the  provisions hereof,  the same shall become void and have no further effect,  and there shall not be any liability on the part of the Trust or its trustees,  officers, agents or shareholders in respect of this Plan.

     (d) At any time prior to the  Closing,  any of the terms or  conditions  of this Plan may be waived by the Trust.

     (e) The respective necessary findings of fact and obligations  contained in
Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan, and neither the Trust,  nor any of its officers,  trustees,  agents or shareholders shall have any liability with respect to such necessary findings of fact or  obligations  after the Closing.  This  provision  shall not protect any officer,  trustee,  agent or  shareholder of the Trust against any liability for which such officer,  trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

     (f) If any order or  orders of the  Commission  with  respect  to this Plan shall be issued  prior to the Closing and shall  impose any terms or  conditions that are  determined  by  action  of the  Board of  Trustees  of the Trust to be acceptable, such terms and conditions shall be binding as if a part of this Plan without  further  vote or approval of the  shareholders  of the  Acquired  Fund, unless such further vote is required by applicable law.

     12.  Liability of the Trust
          ----------------------

     The Trust  acknowledges  that: (i) all  obligations of the Trust under this
Plan are binding only with respect to the Trust,  the Acquired  Fund and Decatur
Equity Income Fund; (ii) any liability of the Trust under this Plan with respect to the Decatur  Equity  Income  Fund,  or in  connection  with the  transactions contemplated  herein  with  respect  to Decatur  Equity  Income  Fund,  shall be discharged  only out of the assets of the Decatur Equity Income Fund;  (iii) any liability of the Trust under this Plan with respect to the Acquired  Fund, or in connection  with  the  transactions  contemplated  herein  with  respect  to the
Acquired Fund,  shall be discharged only out of the assets of the Acquired Fund;
and (iv) no other  series of the Trust shall be liable with respect to this Plan or in connection with the transactions contemplated herein, and that neither the
Trust,  the  Acquired  Fund  nor the  Decatur  Equity  Income  Fund  shall  seek satisfaction  of any such  obligation or liability from the  shareholders of any other series of the Trust.

     13.  Final Tax Returns and Forms 1099 of the Acquired Fund
          -----------------------------------------------------

     (a) After the Closing, the Trust shall or shall cause its agents to prepare any federal,  state or local Tax returns,  including any Forms 1099, required to be filed by the Trust with  respect to the Acquired  Fund's  final  taxable year ending with its complete  liquidation and for any prior periods or taxable years and shall  further  cause such Tax  returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

     (b)  Notwithstanding  the  provisions  of  Section 1 hereof,  any  expenses incurred by the Trust or the Acquired  Fund (other than for payment of Taxes) in connection  with the  preparation  and filing of said Tax returns and Forms 1099 after  the  Closing,  shall be borne by the  Acquired  Fund to the  extent  such expenses  have been or should  have been  accrued  by the  Acquired  Fund in the ordinary course without regard to the Reorganization  contemplated by this Plan;
any excess expenses shall be borne by Delaware  Management  Company, a series of
Delaware  Management  Business Trust at the time such Tax returns and Forms 1099 are prepared.

     14.  Entire Agreement and Amendments
          -------------------------------

     This Plan embodies the entire Plan of Reorganization by the Trust on behalf of the Acquired Fund and Decatur Equity Income Fund and there are no agreements, understandings,  restrictions,  or warranties regarding the Reorganization other than  those set  forth  herein or  herein  provided  for.  This Plan may only be amended in  writing  at the  direction  of the Board of  Trustees  of the Trust.
Neither  this Plan nor any  interest  herein may be  assigned  without the prior written consent of the Trust.

     15.  Governing Law
          -------------

     This Plan shall be governed by and carried out in accordance  with the laws of the State of Delaware.

     16.  Effect of Facsimile Signature
          -----------------------------

     A facsimile signature of an authorized officer of Trust on this Plan and/or any transfer  document  contemplated  hereunder shall have the same effect as if executed in the original by such officer.

     The Trust has adopted  this Plan of  Reorganization  and it shall be deemed effective, all as of the day and year first-above written.

                       Delaware Group Equity Fund II, on behalf of the
                       Delaware Growth and Income Fund and the Delaware
                       Decatur Equity Income Fund

                       /s/Joseph H. Hastings
                       By: Joseph H. Hastings
                       Title: Executive Vice President/Chief Financial Officer